UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 28, 2007

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K is filed solely to revise and update the description of capital stock of EXCO Resources, Inc., a Texas corporation, that will be available for incorporation by reference into filings by us under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended. The words “we,” “our,” “ours,” “us” and like terms refer to EXCO Resources, Inc.

Item 8.01  Other Events.

Description of Capital Stock

Our articles of incorporation permit the issuance of up to 350,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  The following description of our capital stock is intended to be a summary, and you should read it in conjunction with our articles of incorporation and bylaws filed with the Securities and Exchange Commission (“SEC”).

Common stock

Under our articles of incorporation, we may issue 350,000,000 shares of common stock, with a par value of $0.001 per share. As of September 24, 2007, there were 104,459,220 shares of our common stock outstanding. All shares of our common stock have one vote per share. Shareholders may not utilize cumulative voting for the election of directors. The vote or concurrence of two-thirds of the outstanding voting shares of our common stock is necessary to effectuate:

•                  any amendment to the articles of incorporation;

•                  the approval of any merger or consolidation;

•                  any sale, lease, exchange or other disposition not in the ordinary course of business of all, or substantially all, of our property or assets; or

•                  our dissolution.

Shareholders of our common stock may receive dividends, when and as declared by the board of directors, if funds are legally available for the payment of dividends, subject to the preferential dividend rights of any outstanding shares of preferred stock. Shares of our common stock have no preemptive, conversion, sinking fund, redemption or similar provisions. In the event of our liquidation, shareholders of our common stock participate on a pro rata basis in the distribution of any of our assets that are remaining after the payment of liabilities and any liquidation preference on outstanding shares of preferred stock. All outstanding shares of our common stock are fully paid and nonassessable.

We have reserved a total of 20,000,000 shares of our common stock for issuance under our 2005 Long-Term Incentive Plan, as amended. As of September 24, 2007, we have options outstanding to purchase 9,273,169 shares of common stock and 10,271,700 shares remain available for grants of stock options under the plan.

Preferred stock

Our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock. Our board of directors has designated 200,000 shares for each of the following series of preferred stock:

•                  Series A-1 7% Cumulative Convertible Perpetual Preferred Stock (“Series A-1 Convertible Preferred Stock”), of which 24,383 shares are issued and outstanding;

•                  Series A-2 7% Cumulative Convertible Perpetual Preferred Stock (“Series A-2 Convertible Preferred Stock”), of which no shares are issued and outstanding;

•                  Series B 7% Cumulative Convertible Perpetual Preferred Stock (“Series B Convertible Preferred Stock”), of which 11,700 shares are issued and outstanding;

•                  Series C 7% Cumulative Convertible Perpetual Preferred Stock (“Series C Convertible Preferred Stock” and collectively with the Series A-1 Convertible Preferred Stock, the Series A-2 Convertible Preferred Stock and the Series B Convertible Preferred Stock, the “Convertible Preferred Stock”), of which 2,925 shares are issued and outstanding;

•                  Series A-1 Hybrid Preferred Stock, of which 160,992 shares are issued and outstanding; and

•                  Series A-2 Hybrid Preferred Stock (together with the Series A-1 Hybrid Preferred Stock, the “Hybrid Preferred Stock”), of which no shares are issued and outstanding.

The Convertible Preferred Stock and the Hybrid Preferred Stock may materially limit or qualify the rights of the holders of our common stock.

Convertible Preferred Stock

Series A-1 Convertible Preferred Stock.  The Series A-1 Convertible Preferred Stock has an initial liquidation preference equal to $10,000 per share and is convertible into common stock at a price of $19.00 per share, as may be adjusted in accordance with the Statement of Designation of the Series A-1 Convertible Preferred Stock. We may force the conversion of the Series A-1 Convertible Preferred Stock at any time if our common stock trades for 20 days within a period of 30 consecutive days at a price (i) above 175% of the then effective conversion price ($33.25 per share at the current conversion price of $19.00 per share) at any time during the 24 months after issuance, (ii) above 150% of the then effective conversion price ($28.50 per share at the current conversion price of $19.00 per share) thereafter through the 48th month after issuance and (iii) above 125% of the then effective conversion price ($23.75 per share at the current conversion price of $19.00 per share) at any time thereafter.  Cash dividends will accrue at the rate of 7.0% per annum prior to March 30, 2013 and at the rate of 9.0% per annum thereafter.  In lieu of paying cash dividends, we may, under certain circumstances prior to March 30, 2013, pay dividends at a rate of 9.0% per annum by adding the dividends to the liquidation preference of the shares of Series A-1 Convertible Preferred Stock.  Upon the occurrence of a change of control, holders of the Series A-1 Convertible Preferred Stock may require us to repurchase their shares for cash at the liquidation preference plus accumulated dividends.  Holders of the Series A-1 Convertible Preferred Stock have the right to vote with the holders of common stock, the holders of other series of Convertible Preferred Stock and the holders of Hybrid Preferred Stock, together as a single class, on all matters submitted to our shareholders (except the election of directors) on an as-converted basis.  Holders of Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series A-1 Hybrid Preferred Stock have the right to separately elect up to four directors, subject to the rights of the holders of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, to vote as separate classes to each elect one of such preferred directors.  Such rights of the holders of Convertible Preferred Stock and Hybrid Preferred Stock to elect directors are contingent upon certain requirements and may be adjusted as provided in the relevant Statement of Designation.  In addition, upon the occurrence of specified defaults in the Statements of Designation for the Convertible Preferred Stock and the Hybrid Preferred Stock, the holders of the Convertible Preferred Stock and Hybrid Preferred Stock, voting together as a class, have the right to elect four additional directors, or Default Directors, until such default is cured.

Series A-2 Convertible Preferred Stock.  The Series A-2 Convertible Preferred Stock has substantially the same rights as the Series A-1 Convertible Preferred Stock, except that holders of Series A-2 Convertible Preferred Stock do not have the right to elect directors (other than the Default Directors) and do not have any registration rights under the registration rights agreement with the Convertible Preferred Stock investors, or 7.0% Registration Rights Agreement.  Shares of Series A-2 Convertible Preferred Stock automatically convert into shares of Series A-1 Convertible Preferred Stock when the holder thereof has provided us with a certificate certifying that either no filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act, with respect to such holder’s acquisition of the shares of Series A-1 Convertible Preferred Stock or the waiting period applicable to such holder under the HSR Act has expired.

Series B Convertible Preferred Stock.  The Series B Convertible Preferred Stock has substantially the same rights as the Series A-1 Convertible Preferred Stock, except that the holders of Series B Convertible Preferred Stock have the right to designate one of the preferred directors and do not have certain registration rights under the 7.0% Registration Rights Agreement.  The Series B Convertible Preferred Stock is convertible into Series A-1 Convertible Preferred Stock at any time at the election of the holder and will automatically convert into Series A-1 Convertible Preferred Stock when such holder ceases to own an aggregate of 10,000 shares of Series B Convertible Preferred Stock and/or Hybrid Preferred Stock.

Series C Convertible Preferred Stock.  The Series C Convertible Preferred Stock has substantially the same rights as the Series A-1 Convertible Preferred Stock, except that the holders of Series C Convertible Preferred Stock have the right to designate one of the preferred directors and do not have certain registration rights under the 7.0% Registration Rights Agreement.  The Series C Convertible Preferred Stock is convertible into Series A-1 Convertible Preferred Stock at any time at the election of the holder and will automatically convert into Series A-1 Convertible Preferred Stock when such holder ceases to own an aggregate of 10,000 shares of Series C Convertible Preferred Stock and/or Hybrid Preferred Stock.

Hybrid Preferred Stock

Series A-1 Hybrid Preferred Stock.  The designations, preferences, limitations and relative voting rights of the Series A-1 Hybrid Preferred Stock are identical to the designations, preferences, limitations and relative voting rights of the Series A-1 Convertible Preferred Stock, including the right to dividends and the right to convert into our common stock.

Series A-2 Hybrid Preferred Stock.  The designations, preferences, limitations and relative voting rights of the Series A-2 Hybrid Preferred Stock are identical to the designations, preferences, limitations and relative voting rights of the Series A-2 Convertible Preferred Stock, including the right to dividends and the right to convert into our common stock.  Shares of Series A-2 Hybrid Preferred Stock automatically convert into shares of Series A-1 Hybrid Preferred Stock when the holder thereof has provided us with a certificate certifying that either no filing is required under the HSR Act with respect to such holder’s acquisition of the shares of Series A-1 Hybrid Preferred Stock or the waiting period applicable to such holder under the HSR Act has expired.

Our articles of incorporation allow us to create new series of preferred stock, and the shares of each series shall have rights and preferences as designated by resolution of the board of directors. In the designation of any series of preferred stock, the board of directors has authority, without further action by the holders of our common stock, to fix the number of shares constituting that series and to fix the dividend rights, dividend rate, conversion rights, terms of redemption and the liquidation preferences of that series of preferred stock. The issuance of additional preferred stock could further adversely affect the voting power of holders of our common stock and the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

Under the Texas Business Corporation Act, or TBCA, class voting is required in connection with certain amendments of a corporation’s charter, a merger or consolidation requiring shareholder approval (if the plan of merger or consolidation contains any provision which if contained in a charter amendment would require class voting) and certain sales of all or substantially all of the corporation’s assets.

Registration rights

First Amended and Restated Registration Rights Agreement

In connection with our initial public offering (“IPO”) consummated on February 14, 2006, certain holders of our common stock are entitled to certain rights with respect to the registration of such shares under the Securities Act. A total of 50,388,889 shares of common stock were covered by this agreement. Any holder who is a party to this agreement has the right, commencing 180 days after completion of the IPO on February 14, 2006, to require us to register for resale up to one-third of their shares of common stock. All other parties to the registration rights agreement would then have the right to require us to register for resale up to one-third of their shares of common stock on the same registration statement.

The same rights exist commencing 365 days and 540 days after February 14, 2006 for an additional one-third of their shares at each such anniversary. These time and volume restrictions on resale registrations may be waived by J.P. Morgan Securities Inc. based on its evaluation of market and other conditions. On January 11, 2007, J.P. Morgan Securities Inc. and EXCO executed a waiver letter that allows selling shareholders to request that we register for resale the remaining two-thirds of their shares at any time after February 14, 2007. On April 25, 2007, our registration statement covering all 50,388,889 of the shares was filed with the SEC and became automatically effective.

In addition, at any time that we file a registration statement registering other shares, the holders of shares subject to the registration rights agreement can require that we include their shares in such registration statement, subject to certain exceptions. The filing of any resale registration statement and the sale of shares thereunder may have a material adverse effect on the market price of our common stock.

7.0% Registration Rights Agreement

On March 28, 2007, we entered into a registration rights agreement with the holders of our Convertible Preferred Stock and Hybrid Preferred Stock, which we refer to as the 7.0% Registration Rights Agreement, with respect to the registration of the resale of the shares of common stock underlying our preferred stock. Our shares of preferred stock are convertible at any time at the holder’s election into a number of shares of our common stock equal to the quotient of the then-current liquidation preference plus accrued dividends, if any, divided by the then-current conversion price. Initially, the liquidation preference is $10,000 per share and the conversion price is $19.00 per share, which equates to each share of preferred stock being initially convertible into approximately 526.315789 shares of our common stock, subject to adjustment for fractional shares and accrued dividends, if any. Therefore, a total of 105,263,115 shares of common stock, subject to adjustment for fractional shares and accrued dividends, is currently covered by the 7.0% Registration Rights Agreement, the terms of which are summarized below:

Common Shelf Registration.    Pursuant to the 7.0% Registration Rights Agreement, we agreed to file with the SEC, not later than September 26, 2007, a registration statement to register the offer and sale of the common shares issuable upon conversion of our preferred stock and to use our best efforts to have the registration statement declared effective by March 24, 2008. On September 5, 2007, our registration statement covering all 105,263,115 of the shares was filed with the SEC and became automatically effective.

Convertible Shelf Registration.    If any shares of our Series A-1 Convertible Preferred Stock or Series A-1 Hybrid Preferred Stock (or any shares of Series B Convertible Preferred Stock or Series C Convertible Preferred Stock that have been converted into Series A-1 Convertible Preferred Stock) are outstanding on March 30, 2011, we have agreed to file a registration statement with the SEC by June 28, 2011 registering such shares for resale and to use our best efforts to have such registration statement declared effective by September 26, 2011.

        Registration Defaults.    If we are unable to meet the deadlines described above, or if a registration statement ceases to remain effective or if we restrict sales under a registration statement under certain “blackout provisions” for longer than the contractually permitted period, we must pay liquidated damages at a rate of 0.50% per annum of the liquidation preference of such shares for the first 90 days and thereafter for each subsequent 90-day period at an additional rate of 0.25% up to a maximum of 2.00% per annum during any default period.

        Indemnification.    We have agreed to indemnify holders against certain liabilities under the Securities Act in respect of any such resale registration.

Anti-takeover effects of provisions of the articles of incorporation and bylaws

Our articles of incorporation currently permit our board to issue up to 10,000,000 shares of preferred stock and to establish, by resolution, one or more series of preferred stock and the powers, designations, preferences and participating, optional or other special rights of each share of preferred stock. The preferred stock may be issued on terms that are unfavorable to the holders of our common stock, including the grant of superior voting rights, the grant of preferences in favor of preferred shareholders in the payment of dividends and upon our liquidation and the designation of conversion rights that entitle holders of our preferred stock to convert their shares into our common stock on terms that are dilutive to holders of our common stock.

The issuance of additional preferred stock may make a takeover or change in control of us more difficult, and may discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. It could, therefore, prevent shareholders from receiving a premium over the market price for the shares of common stock they hold.

Our articles of incorporation and bylaws provide that special meetings of our shareholders may be called by one or more shareholders only if such shareholder(s) hold shares aggregating at least 25% of the voting power at a meeting at which the holders of all shares entitled to vote on the action or actions were present and voted.  Our bylaws also provide that any shareholder seeking to bring business before, or to nominate candidates for election as directors at, an annual meeting of shareholders must be a shareholder of record at the time we give notice of the annual meeting, be entitled to vote at the annual meeting and provide timely notice of its proposal in writing to the corporate secretary. To be timely, a shareholder’s notice would have to be delivered or mailed to and received by our corporate secretary at our principal offices, for a notice recommending a director candidate, on or between the 90th and 180th day before the anniversary of the date on which we mailed our proxy materials for the preceding year’s annual meeting and, for any other notice, on or between the 90th and 180th day before the annual meeting or not later than 10 days after the public announcement of the date of the annual meeting, if such public announcement is not made at least 75 days prior to the annual meeting. These provisions could have the effect of discouraging attempts to acquire us or change the policies formulated by our management even if some or a majority of our shareholders believe these actions are in their best interest. These provisions could, therefore, prevent shareholders from receiving a premium over the market price for the shares of common stock they hold.

Texas law and certain corporate provisions

In our articles of incorporation, we have opted out of the provisions of Article 13 of the TBCA. This statute prohibits a publicly-held Texas corporation from engaging in selected types of business combinations with an affiliated shareholder for a period of three years after the date of the transaction in which the person becomes an affiliated shareholder. An otherwise prohibited business combination is permissible if:

•                  prior to the date at which the shareholder became an affiliated shareholder, the board of directors approved either the business combination or the transaction in which the person becomes an affiliated shareholder; or

•                  the holders of two-thirds of the outstanding voting stock of the corporation approve the business combination, excluding shares held by the affiliated shareholder, at a meeting of the shareholders held six months after the date on which the person became an affiliated shareholder.

An affiliated shareholder is a person who, together with or through affiliates and associates, beneficially owns or within the preceding three years was the beneficial owner of 20% or more of our outstanding voting stock. Article 13 defines a business combination to include any merger, share exchange, conversion, asset based transaction, or other transaction that results in a financial benefit to the affiliated shareholder or an associate or affiliate of the affiliated shareholder.

Limitations on liability

Our articles of incorporation provide that to the fullest extent permitted by Texas law, our directors will have no personal liability to us or our shareholders for monetary damages for acts or omissions in the performance of their duties as directors. As authorized by Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, a director may not be held personally liable to us or our shareholders for monetary damages solely for a breach or alleged breach of the director’s duty of care. This provision in the articles of incorporation will not eliminate the directors’ liability resulting from suits by third parties, and does not affect our ability or the ability of our shareholders to obtain equitable remedies. Each director will continue to be subject to liability for:

•                  a breach of the director’s duty of loyalty to us or our shareholders;

•                  an act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or knowing violation of the law;

•                  a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s office; or

•                  an act or omission for which the liability of a director is expressly provided by an applicable statute.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004-1123, (212) 509-4000.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated:	September 28, 2007	By:	/s/ J. Douglas Ramsey, Ph.D.
		Name:	J. Douglas Ramsey, Ph.D.
		Title:	Vice President and Chief Financial Officer